UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 1, 2013 (June 28, 2013)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement.

On June 28, 2013, Macquarie Capital (USA) Inc. (“Macquarie”) notified First Industrial Realty Trust, Inc. (the “Company”) that, effective as of June 28, 2013, Macquarie is terminating its distribution agreement with the Company, dated March 1, 2012 (the “Macquarie Distribution Agreement). The Macquarie Distribution Agreement was one of seven separate distribution agreements entered into between the Company and various sales agents (the “Distribution Agreements”) in connection with the Company's “at-the-market” equity offering program (the “ATM”). None of the other Distribution Agreements has been terminated, and the remaining six sales agents will continue to act as the Company's agents for the offer and sale, from time to time, of shares of the Company's common stock through the ATM.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC
Date: July 1, 2013	By:	/s/ John W. Lee
John W. Lee
General Counsel